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                             Chase Mortgage 1999-S7
                           15 Yr Fixed Rate Collateral

Principal Balance               $125,000,000                    +/-5%

Gross WAC                        6.911%                         +/-5 bps

WAM                              178                            +/-2 months

Wtd. Ave. LTV                    68% Max

Property Type                    Single Family & PUDS           90% Min
                                 Condos                          6% Max
                                 Coops                           3% Max

Owner Occupied                   90% Min

Full Documentation               85% Min

Cash Out Refi                    35% Max

Geographics                      26% California Max

Expected Subordination           2.50%                          +/-0.50%

Delivery Variance                +/-5%


The analyses in this report are based on information provided by Chase Mortgage Finance Corporation ("CMFC"). Chase Securities Inc. ("CSI") makes no representations as to the accuracy or completenesss of the information contained herein. The information contained herein is qualified in its entirety by the information in the final Prospectus and Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein is preliminary as of the date hereof, supersedes any previous information delivered to you by CSI and will be superseded by the applicable final Prospectus and Prospectus Supplement and any other information subsequently filed with the Securities Exchange Commission. These materials are subject to change, completion, or amendment from time to time without notice, and CSI is under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the final Prospectus and Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax business, financial and related aspects of a purchase of the Securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY CHASE SECURITIES INC. ("CSI") AND NOT BY CMFC OR ANY OF ITS AFFILIATES (OTHER THAN CSI). CSI IS NOT ACTING AS AGENT FOR CMFC. THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT.